UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

                Date of report (Date of earliest event reported): March 14, 2007

Centennial Communications Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-19603	06-1242753
(Commission File Number)	(IRS Employer Identification No.)

3349 Route 138

Wall, New Jersey 07719

(Address of principal executive offices, including zip code)

(732) 556-2200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers

(b)	On March 14, 2007, James R. Matthews resigned from the Board of Directors of Centennial Communications Corp. (“Centennial”).

(d)

Effective March 14, 2007, Darren Battistoni has been appointed to fill the vacancy resulting from Mr. Matthews’ resignation. Mr. Battisoni was designated by affiliates of Welsh, Carson, Anderson & Stowe in accordance with the terms of the First Amended and Restated Stockholders Agreement among Centennial and certain of its stockholders. Mr. Battistoni is employed by affiliates of Welsh, Carson, Anderson & Stowe. The information required by Item 404(a) of Regulation S-K regarding transactions between Centennial and Welsh, Carson, Anderson & Stowe set forth in Centennial’s Proxy Statement for the year ended May 31, 2006 is incorporated herein by reference. A copy of Centennial’s press release with respect to the foregoing is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.
99.1	Press Release of Centennial Communications Corp. dated March 14, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENNIAL COMMUNICATIONS CORP.
Date: March 14, 2007	By: /s/ Tony L. Wolk Tony L. Wolk Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Centennial Communications Corp. dated March 14, 2007.